Exhibit 99.(a)(10)

THE PRUDENTIAL SERIES FUND, INC.

SEVENTH ARTICLES OF AMENDMENT

TO

SECOND ARTICLES OF RESTATEMENT

THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  ARTICLE V of the Charter of the Corporation is hereby amended by striking “SP State Street Research Small Cap Growth Portfolio Capital Stock” and substituting in its place “SP Small Cap Growth Portfolio Capital Stock.”

SECOND:  ARTICLE V of the Charter of the Corporation is hereby amended by striking “SP Alliance Large Cap Growth Portfolio Capital Stock” and substituting in its place “SP AllianceBernstein Large Cap Growth Portfolio Capital Stock.”

THIRD:  The foregoing amendments were approved by a majority of the entire board of directors.

FOURTH:  The foregoing amendments are limited to changes expressly authorized by Sections 2-105(a)(12) or 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland to be made without action by the stockholders.

IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary, as of April 29, 2005.

THE PRUDENTIAL SERIES FUND, INC.

	BY:	/s/ David R. Odenath, Jr.
David R. Odenath, Jr.
President

Attest:

/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary

THE UNDERSIGNED, President of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Seventh Articles of Amendment to the Second Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Seventh Articles of Amendment to the Second Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ David R. Odenath, Jr.
David R. Odenath, Jr.
President